SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____ )

Filed by the Registrant:                    [X]
Filed by a Party other than the Registrant: [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                         PRECISE SOFTWARE SOLUTIONS LTD.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:_________

   (2) Aggregate number of securities to which transaction applies:____________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________________________________

   (4) Proposed maximum aggregate value of transaction:________________________

   (5) Total fee paid:_________________________________________________________

 [ ]   Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid: ___________________________________________

       (2)  Form, Schedule or Registration Statement No.: _____________________

       (3)  Filing Party: _____________________________________________________

       (4)  Date Filed: _______________________________________________________

April 9, 2001

Dear Fellow Shareholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the Annual General Meeting of Shareholders of Precise Software Solutions Ltd. The meeting will be held at the offices of Precise Software Solutions, 690 Canton Street, Westwood, Massachusetts, on Tuesday, May 15, 2001, at 10:00 a.m. The Notice of Annual General Meeting and Proxy Statement on the following pages contain information about the meeting.

At the meeting, we will review the operational highlights of our fiscal year 2000, as discussed in our enclosed Annual Report, during which Precise continued to post strong results in the following ways: we ended the year with $27.5 million in revenues representing 137% growth over fiscal year 1999; we achieved our thirteenth consecutive quarter of record revenue and our fifth consecutive quarter of accelerating year-over-year growth; we more than doubled our customer base to over 1,200 users of Precise products; and we reduced our operating losses for each quarter. Finally, through acquisitions, international expansion and organic growth, we grew our organizational headcount by more than 170% from 95 to over 250 people.

We are proud of our ability to attract and retain high quality people across all departments of Precise. Attracting and retaining such talented people is essential to our continued business success. This effort requires proper incentive plans, including stock options, to retain and hire these employees. Presently, only 349,430 shares remain available for such option grants. Because of our substantial growth, we are seeking an increase in the size of our option plan, from 6,793,168 shares to 8,993,168 shares, and we ask that you vote to approve this proposal.

The Board of Directors unanimously recommends a vote "FOR" the election of directors and "FOR" the proposals contained in the Notice of Annual General Meeting, for the reasons set forth in this letter and the Proxy Statement. On their behalf, I ask you to sign and return the enclosed proxy card as soon as possible, or vote through the telephone or Internet voting procedures provided with the proxy statement, even if you currently plan to attend the Annual General Meeting. Every shareholder's vote is important, whether you own a few shares or many.

We would like to hear from you with any questions related to the requested votes and our option plan. You may contact our Chief Financial Officer, Ben Nye at 1-800-310-4777, ext. 1311 or me at ext. 1300 with any specific questions.

Thank you for your attention to these matters and for your investment in Precise.

Sincerely yours,


/s/ Shimon Alon
-----------------------------
Shimon Alon
Chief Executive Officer

                         PRECISE SOFTWARE SOLUTIONS LTD.
                                1 HASHIKMA STREET
                              SAVYON, ISRAEL 56518
                                +972 (3) 635-2566

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001
                       -----------------------------------

         The Annual General Meeting of Shareholders of Precise Software Solutions Ltd., an Israeli company (the "Company") will be held at the offices of its U.S. subsidiary, Precise Software Solutions, Inc., 690 Canton Street, Westwood, Massachusetts 02090, on Tuesday, May 15, 2001 at 10:00 a.m., local time, to consider and act upon each of the following matters:


      1. To elect two members to the Board of Directors to serve for three-year terms as Class I Directors;

      2. To consider and act upon an amendment to the Company's 1998 Share Option and Incentive Plan (the "1998 Plan") increasing the number of Ordinary Shares, par value NIS 0.03 per share, of the Company available for issuance under the 1998 Plan from 6,793,168 to 8,993,168 shares, and to ratify the 1998 Plan, as amended and restated;

      3. To approve the compensation of the Chief Executive Officer of the Company, as required by Israeli law, for fiscal year 2001;

      4. To approve the grant of options to certain directors of the Company, as required by Israeli law;

      5. To consider and act upon an amendment to the Amended and Restated Articles of Association of the Company to change the permitted record date for meetings of shareholders of the Company;

      6. To ratify the selection of the firm of Kost, Forer and Gabbay, a member of Ernst & Young International, as the Company's independent auditors for the fiscal year ending December 31, 2001 and authorize the Board of Directors to set their compensation; and

      7. To transact such other business as may properly come before the meeting and any adjournments thereof.

           Information relating to each of these proposals is included in the attached proxy statement. Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 6, 2001, the record date fixed by the Board of Directors for such purpose. The share transfer books of the Company will remain open between the record date and the date of the Annual General Meeting.

                                             By Order of the Board of Directors

                                             /s/  Dror Elkayam
                                             ----------------------------------
                                             Dror Elkayam, Secretary
Savyon, Israel
April 9, 2001

           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR OTHERWISE FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOUR PROXY CARD MUST BE RECEIVED TWENTY-FOUR HOURS PRIOR TO THE COMMENCEMENT OF THE MEETING TO BE REPRESENTED.

                         PRECISE SOFTWARE SOLUTIONS LTD.
                                1 HASHIKMA STREET
                              SAVYON, ISRAEL 56518

                                 PROXY STATEMENT
                 FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Precise Software Solutions Ltd. (the "Company") for use at the Annual General Meeting of Shareholders to be held at the offices of the Company's U.S. subsidiary, Precise Software Solutions, Inc., 690 Canton Street, Westwood, Massachusetts 02090 on Tuesday, May 15, 2001 at 10:00 a.m. and at any adjournments thereof (the "Annual General Meeting"). As used in this proxy statement, the term Company, unless the context indicates otherwise, refers to the Company and its subsidiaries.

         Only shareholders of record as of the close of business on April 6, 2001, the record date fixed by the Board of Directors, will be entitled to vote at the Annual General Meeting and at any adjournments thereof. As of the close of business on April 6, 2001, there were an aggregate of 26,147,347 ordinary shares, par value NIS 0.03 per share, of the Company (the "Ordinary Shares") outstanding and entitled to vote. Each shareholder is entitled to one vote for each Ordinary Share held by such shareholder on the record date on any proposal presented at the Annual General Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering a written revocation to the Secretary or Chairman of the Board of Directors of the Company, timely delivering a later dated, signed proxy or by attending the Annual General Meeting and informing the Chairman of the Annual General Meeting of such revocation, orally or in writing.

         ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS, AND, IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

         The Company's Annual Report containing financial statements for the fiscal year ended December 31, 2000 is being mailed together with this proxy statement to all shareholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to shareholders on or about April 12, 2001.

                                VOTING PROCEDURES

         The presence, in person or by proxy, of at least one third of the outstanding Ordinary Shares entitled to vote at the Annual General Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual General Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

         Each nominee for director who receives the vote of a majority of the shares present, in person or represented by proxy, will be elected as a director; provided, however, if no nominee receives a majority, the nominee or nominees that receive the most votes will be elected. With respect to the proposed amendment to and ratification of the Company's 1998 Share Option and Incentive Plan, the Company's Articles of Association and U.S. federal tax regulations provide that the affirmative vote of the majority of shares present, in person or represented by proxy, and voting, on that matter is required for approval. For all other matters being submitted to the shareholders at the Annual General Meeting, the Company's Articles of Association provide that the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions, as well as broker "non-votes," are not considered to have been voted for a matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Other than the proposals described in this proxy statement, the Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other matter not discussed in this proxy statement should be presented at the Annual General Meeting upon which a vote may be properly taken, shares represented by all proxies timely received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided. In accordance with the provisions of the Company's Articles of Association, all proxies must be either received by the Company's transfer agent or at the offices of the Company's U.S. subsidiary at least 24 hours prior to the start of the Annual General Meeting or be presented to the Chairman at the Annual General Meeting to be validly included in the count of Ordinary Shares voted.


                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the 2002 Annual General Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices in Israel or at the offices of the Company's U.S. subsidiary not later than December 13, 2001. The deadline for providing timely notice to the Company of matters that shareholders otherwise desire to introduce at the 2002 Annual General Meeting of Shareholders is February 26, 2002. Under Israeli law, only shareholders who hold at least one percent (1%) of the outstanding Ordinary Shares are entitled to request that the Board of Directors of the Company include a proposal at a future shareholders meeting. The Company's management may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the 2002 Annual General Meeting of Shareholders if notice concerning the proposal of such matter is not received prior to February 26, 2002. In order to curtail controversy as to the date upon which such written notice is received by the Company or its U.S. subsidiary, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested, or a similar method which confirms the date of receipt.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 6, 2001 (unless otherwise indicated), certain information regarding beneficial ownership of the Company's Ordinary Shares (i) by each person who is known by the Company to be the beneficial owner of more than 5% of its Ordinary Shares, (ii) by each director, or nominee for director, of the Company, (iii) by each executive officer named in the Summary Compensation Table on page 10, and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. As of April 6, 2001, there were 26,147,347 Ordinary Shares outstanding.

                                                                    AMOUNT AND NATURE      PERCENT OF
                                                                      OF BENEFICIAL      ORDINARY SHARES
                     NAME AND ADDRESS OF BENEFICIAL OWNER (1)         OWNERSHIP (2)       OUTSTANDING
                     ----------------------------------------         -------------       -----------
       Dr. Meir Barel (3)........................................        2,156,739             8.2%
       Shimon Alon (4) ..........................................        1,175,417             4.4%
       Yoseph Sela (5) ..........................................          378,533             1.4%
       Itzhak Ratner (6) ........................................          321,694             1.2%
       J. Benjamin H. Nye (7) ...................................          222,452               *
       Ron Zuckerman ............................................          112,000               *
       Mary A. Palermo (8).......................................           21,666               *
       Anton Simunovic (8).......................................           21,666               *
       Robert J. Dolan (8).......................................           18,666               *
       Stephen J. Campbell (9) ..................................                0               *
       Gary L. Fuhrman ..........................................                0               *
       All directors and executive officers as a group
             (10 persons) (10)...................................        2,272,094            8.1%
---------------

*Less than 1% of the outstanding Ordinary Shares.

(1) Unless otherwise indicated below, each person listed above maintains a mailing address at: 690 Canton Street, Westwood, Massachusetts 02090.
(2) The inclusion herein of any Ordinary Shares deemed beneficially owned does not constitute an admission by the person or entity listed of having a financial interest in such shares.
(3) In a filing on Schedule 13G, filed on January 24, 2001, Dr. Meir Barel reported sole dispositive power with respect to 2,156,789 Ordinary Shares. This represents: (a) 595,042 Ordinary Shares held by SVE Star Ventures Enterprises No. V, a German civil law partnership (with limitation of liability); (b) 170,673 Ordinary Shares held by SVM Star Ventures Management GmbH No. 3 (as Trustee for several individuals); (c) 467,054 Ordinary Shares held by SVE Star Ventures Enterprises No. III, a German civil law partnership (with limitation of liability); (d) 280,176 Ordinary Shares held by Star Management of Investments (1993) Limited Partnership; (e) 205,531 Ordinary Shares held by SVM Star Ventures Managementgesellschaft GmbH Nr. 3 & Co. Beteiligungs KG; (f) 39,023 Ordinary Shares held by SVE Star Ventures Enterprises No. IIIA, a German civil law partnership (with limitation of liability); and (g) 399,240 Ordinary Shares held by Star Growth Enterprise, a German civil law partnership (with limitation of liability). SVM Star Ventures Management GmbH No. 3, a German company, manages the affairs of the entities listed above except for Star Management of Investments (1993) Limited Partnership. Dr. Meir Barel is the sole director and primary owner of SVM Star Ventures Management GmbH No. 3. STAR Venture Capital Management Ltd. manages the affairs of Star Management of Investments (1993) Limited Partnership. Dr. Meir Barel is the sole director and primary owner of STAR Venture Capital Management Ltd. Dr. Meir Barel disclaims beneficial ownership of all of the Ordinary Shares held by the entities listed above, except 113,163 Ordinary Shares held directly by SVM Star Ventures Management GmbH No. 3 for Dr. Meir Barel. The address of each of the above listed entities and persons with the exception of SVM Star Venture Capital Management LTD. and Star Management of Investments (1993) Limited Partnership, is: c/o Star Ventures Management, Possartrasse 9, Munich Germany, D-81679. The address for SVM Star Venture Capital Management LTD. and Star Management of Investments (1993) Limited Partnership is c/o SVM Star Venture Capital Management LTD., 11 Galgalei Hadlada Street, P.O. Box 12600, Herzeliya Pituach Israel, 46733. The foregoing information is based solely on a review of the referenced Schedule 13G.
(4) Includes 286,314 Ordinary Shares held in trust for the benefit of various family members and 792,485 Ordinary Shares issuable upon exercise of options exercisable within 60 days of April 6, 2001. Mr. Alon disclaims beneficial ownership of the shares held in trust, except to the extent of his pecuniary interest therein.
(5)     Includes: (a) 237,314 Ordinary Shares held by Gemini Israel Fund L.P.;
        (b) 71,599 Ordinary Shares held by Gemini Israel II Parallel Fund L.P.; and (c) 64,298 Ordinary Shares held by Gemini Israel II L.P. Gemini Capital Fund Management Ltd. is the general partner of, or the general partner of the general partner of, each of the entities listed above. The Board of Directors of Gemini Capital Fund Management Ltd. controls the investment decisions of such entities and consists of Mr. Sela, Abraham Isaac Mlavsky, Steve Kahn and Abraham Rasiel. In addition, Mr. Sela is the Executive Vice President of Gemini Capital Fund Management Ltd. Mr. Sela may be deemed to beneficially own such Ordinary Shares. Mr. Sela disclaims beneficial ownership of all of the Ordinary Shares held by the entities listed above, except to the extent of his pecuniary interests therein, if any.
(6) Includes 296,086 Ordinary Shares issuable upon exercise of options exercisable within 60 days of April 6, 2001. Mr. Ratner's address is c/o Precise Software Solutions, 1 Hashikma Street, Savyon, Israel, 56518.
(7) Includes 216,667 Ordinary Shares issuable upon exercise of options exercisable within 60 days of April 6, 2001.
(8) Includes 16,666 Ordinary Shares issuable upon exercise of options exercisable within 60 days of April 6, 2001.
(9) Mr. Campbell resigned from the Company in January 2001 and is no longer an executive officer of the Company.
(10) Includes 1,805,236 Ordinary Shares issuable pursuant to outstanding options that may be exercised within 60 days of April 6, 2001 and 286,314 Ordinary Shares held in trust for the benefit of various family members.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     Under the Company's Amended and Restated Articles of Association, as amended, the Company's Board of Directors consists of two external directors that the Company is required to appoint under the Israeli Companies Law - 1999 (the "Companies Law"), with the remaining five members of the Board of Directors divided into three classes. Each class is composed, to the extent possible, of one third of the directors, other than the external directors. The term of office of Mr. Dolan and Ms. Palermo, who were elected as the external directors effective in July 2000, is three years, as required by law. External directors may only serve for two terms of office. Each class director serves for a three-year term, with one class of directors being elected at each Annual General Meeting. The Class I Directors' term will expire at this Annual General Meeting. All directors hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Shimon Alon and Gary L. Fuhrman are the Class I Directors; Yoseph Sela is the Class II Director; and Anton Simunovic and Ron Zuckerman are the Class III Directors.

           The Board of Directors has nominated Shimon Alon and Gary L. Fuhrman, each of whom is currently serving as a director, to be elected as Class I Directors of the Company. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of a substitute nominee designated by the Board of Directors, or for fixing the size of Class I at a lesser number.

           The following table sets forth for each nominee to serve as director of the Company and for each director whose term of office will extend beyond the Annual General Meeting, that person's age, the positions currently held by such person, the year each director's term will expire and the class of directorship:

                                                                                                   TERM
NAME                                  AGE     POSITION                                            EXPIRES       CLASS
----                                  ---     --------                                            -------       -----
NOMINEES:
Shimon Alon (1)........................51     Chief.Executive Officer and Director                  2001          I
Gary L. FUHRMAN........................40     Director                                              2001          I


EXTERNAL DIRECTORS:
Robert J. Dolan (2)....................52     Director                                              2003         N/A
Mary A. Palermo (1)(2).................43     Director                                              2003         N/A

CLASS DIRECTORS:
Yoseph Sela (1)(2).....................48     Director                                              2002         II

Anton Simunovic........................35     Director                                              2003         III
Ron Zuckerman (1)......................43     Director and Chairman of the Board of Directors       2003         III
----------

(1)  Member of the compensation committee

(2)  Member of the audit committee

NOMINEES FOR ELECTION AT THE ANNUAL GENERAL MEETING TO SERVE AS CLASS I DIRECTOR

         SHIMON ALON has served as the Company's Chief Executive Officer since September 1997 and as one of the Company's directors since December 1998. From September 1997 until December 2000, he also served as President. Mr. Alon served at Scitex Corporation, a supplier of digital imaging solutions for graphic communication image processing equipment, and its affiliates in varying executive management, sales, marketing, and customer support capacities from October 1982 to September 1996. From November 1995 to September 1996, Mr. Alon was Scitex Corporation's Senior Executive Vice President of the Graphic Art Division. From May 1995 to September 1996, Mr. Alon was Scitex America Corporation's President and Chief Executive Officer. From January 1993 to May 1995, Mr. Alon served Scitex Europe Ltd. as Managing Director. Mr. Alon serves as a director of ORBIT/FR, Inc.

         GARY L. FUHRMAN has been one of the Company's directors since March 2001. In 1984, Mr. Fuhrman joined Arnhold and S. Bleichroeder, Inc., an international banking firm that offers asset management services and advice on mergers and acquisitions and other corporate finance matters, and currently serves as a Co-Director, Investment Banking, sharing oversight of the firm's corporate finance and asset management business. He also serves as a director of Arnhold and S. Bleichroeder, Inc.

EXTERNAL DIRECTORS

         ROBERT J. DOLAN has been one of the Company's two external directors since July 2000. Mr. Dolan has been a Professor of Business Administration at Harvard University Graduate School of Business Administration since 1980. From 1976 to 1980, Mr. Dolan was a professor at University of Chicago Graduate School of Business.

         MARY A. PALERMO has been one of the Company's two external directors since July 2000. Ms. Palermo has served as an Executive Vice President of Aspen Technology, Inc. since September 1998. From December 1995 to August 1998, she served as their Executive Vice President, Finance and Chief Financial Officer and from May 1989 to December 1995, she served as their Vice President and Chief Financial Officer. Ms. Palermo is a C.P.A.

         The Companies Law requires that at least two external directors be appointed at a shareholders general meeting to serve on the board of directors of a public company, including companies whose shares are traded on an exchange outside of Israel. The Companies Law provides the following with respect to external directors:

         o the external directors, or their relatives, partners, employers or entities within their control, may not be or have been affiliated with the Company or its principals at any time during the previous two years;

         o external directors must be elected by shareholders, including a vote of at least one-third of the shares entitled to vote and voting of non-controlling shareholders and their affiliates voting on the matter and the total shares of non-controlling shareholders voting against the election should not represent more than one percent of the voting rights in the company;

         o the term of an external director is three years and may be extended for one additional three-year term;

         o if all directors are of the same gender, the next new external director must be of the other gender;

         o each committee of the board of directors, which is entitled to exercise any powers of the board, is required to include at least one external director;

         o external directors may only be compensated in amounts dictated by guidelines published by the Minister of Justice; and

         o for the two years following the end of an external director's term, the Company may not employ that director or retain his or her professional services for payment, whether directly or indirectly.

CLASS DIRECTORS WHOSE TERM CONTINUES BEYOND THE ANNUAL GENERAL MEETING

         YOSEPH SELA has been one of the Company's directors since December 1998. Mr. Sela joined Gemini Israel Funds upon its formation in January 1993 and currently serves as the funds' Managing Partner. Mr. Sela has served as Executive Vice President of Gemini Funds since June 1995. Mr. Sela serves as a director of Commtouch, Ltd.

         ANTON SIMUNOVIC has served as one of the Company's directors since October 1999. In January, 2000 Mr. Simunovic joined Divine, Inc. and was made Chief Investment Officer. From August 1996 to January 2000, Mr. Simunovic was Senior Vice President and Group Head of internet infrastructure and enterprise software investing for GE Equity. From June 1993 to August 1996, Mr. Simunovic was a Manager of Strategy Consulting for the Barents Group LLC.

         RON ZUCKERMAN is one of the Company's founders and has served as the Company's Chairman of the Board of Directors since June 1991, which was shortly after the Company's inception. Mr. Zuckerman is a co-founder of Sapiens International Corporation N.V., a large-scale, business-critical information technology solutions company, and has served as its Chairman of the Board of Directors since January 1998. He also served as their Chief Executive Officer from January 1995 to March 2000 and their Chief Operating Officer from their incorporation until April 1994. Mr. Zuckerman serves as a director of the following privately-held companies: EC-Gate, Amdocs, Inc. and NEARTEK.

         Messrs. Zuckerman and Sela were elected as directors by the holders of the Company's series A preferred shares, which are no longer outstanding, under provisions in the Company's Articles of Association that are no longer in effect. Mr. Simunovic was elected by the holders of the Company's series B preferred shares, which are no longer outstanding, under similar provisions that are no longer in effect.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

         The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2000. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he or she then served, held during fiscal 2000, with the exception of Mr. Sela, who attended five of the Company's Board of Director meetings, and all Compensation Committee meetings. The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Messrs. Alon, Sela and Zuckerman and Ms. Palermo are members, administers the Company's share option plans and recommends the compensation of the Company's senior management to the Board of Directors for its approval. The Compensation Committee held two meetings during fiscal 2000. Under the Companies Law, the board of directors of any company required to nominate external directors must also appoint an audit committee, as well as approve an internal auditor nominated by the audit committee. The audit committee must be comprised of at least three directors, including all of the external directors. The audit committee may not include the chairman of the board, any director employed by the company or providing services to the company on an on-going basis, a controlling shareholder or their relatives. The Company's Audit Committee, of which Mr. Dolan, Mr. Sela and Ms. Palermo are members, oversees generally the financial controls and practices of the Company and the performance and independence of its independent accountants and reviews the Company's financial statements. In addition, the Audit Committee is responsible for approving all related-party transactions, including the compensation of the directors and officers of the Company. The role of the internal auditor is to examine whether the Company's acts comply with the law and proper business procedure. The internal auditor may be an employee of the company, but may not be an interested party, officer or director, or a relative of any interested party, and may not be a member of the Company's independent accounting firm. The Audit Committee held two meetings during fiscal 2000. Under Israeli law, at least one of the Company's external directors must serve on each committee of the Board of Directors.

AUDIT COMMITTEE REPORT

         The Audit Committee is composed of Mr. Dolan, Ms. Palermo and Mr. Sela. No member of the Audit Committee is an employee of the Company and, aside from being a director of the Company, each is otherwise independent of the Company (as independence is defined in the Nasdaq's listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as APPENDIX A to this Proxy Statement.

         The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2000 and 1999 and for each of the three years ended December 31, 2000, and has discussed them with both management and Kost, Forer and Gabbay, the Company's independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Kost, Forer and Gabbay that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

  Audit Committee of the Board of Directors of Precise Software Solutions Ltd.

                                 Robert J. Dolan
                                 Mary A. Palermo
                                   Yoseph Sela

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

           The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 2000 of (i) the Company's Chief Executive Officer and (ii) each of the Company's other executive officers who were serving as of December 31, 2000 (collectively, with the Chief Executive Officer, the "Named Officers"):

                                                              SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION (1)                LONG-TERM COMPENSATION (2)
                                                           -----------------------                --------------------------
                                                                                              SECURITIES
                                            FISCAL                                            UNDERLYING            ALL OTHER
       NAME AND PRINCIPAL POSITION           YEAR       SALARY ($)        BONUS ($)(3)         OPTIONS         COMPENSATION ($)(4)
       ---------------------------           ----       ----------        ------------         -------         -------------------
     Shimon Alon (5)......................   2000         272,500            196,520             ---                 10,500
     Chief Executive Officer
     and Class I Director

     Itzhak "Aki" Ratner (6)..............   2000         132,865            74,140              ---                18,311(7)
     President

     J. Benjamin H. Nye (8)...............   2000         173,163            140,600           333,334               10,500
     Vice President and
     Chief Financial Officer

     Stephen J. Campbell (9)..............   2000         237,687            90,936              ---                 10,500
     Vice President of Business
     Operations and General
     Manager of Precise Software
     Solutions, Inc.
-----------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted awards of its Ordinary Shares or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during fiscal year 2000.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Consists of contributions made by the Company on behalf of the Named Officers to the Company's 401(k) Plan or other tax deferred savings plan.

(5) In December 2000, Mr. Alon's title was changed from President & Chief Executive Officer to Chief Executive Officer.

(6) In December 2000, Mr. Ratner's title was changed from General Manager to President.

(7) Consists of contributions made by the Company on behalf of Mr. Ratner to a tax deferred savings plan ($5,978), contributions to an insurance policy to provide for the Company's statutory obligation under Israeli Law to provide severance pay in the event Mr. Ratner is terminated ($3,365) and contributions to a tax deferred education fund ($8,968).

(8)      Mr. Nye's employment with the Company commenced in February 2000.

(9)      Mr. Campbell resigned in January 2001.


OPTION GRANTS IN LAST FISCAL YEAR

           The following table sets forth grants of options to purchase Ordinary Shares of the Company pursuant to the Company's 1998 Share Option and Incentive Plan granted during the fiscal year ended December 31, 2000 to the Named Officers who are listed in the Summary Compensation Table above:

                                                   OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                       INDIVIDUAL GRANTS (2)
                                           PERCENT OF TOTAL                                            POTENTIAL REALIZABLE
                              NUMBER OF         OPTIONS                      MARKET                      VALUE AT ASSUMED
                             SECURITIES       GRANTED TO                    PRICE ON                   ANNUAL RATES OF STOCK
                             UNDERLYING      EMPLOYEES IN    EXERCISE OR     DATE OF                     PRICE APPRECIATION
                               OPTIONS        FISCAL YEAR     BASE PRICE      GRANT    EXPIRATION         FOR OPTION TERM (4)
            NAME             GRANTED(#)         (%)(3)          ($/SH)       ($/SH)       DATE       0%($)      5%($)      10%($)
            ----             ----------         ------          ------       ------       ----       -----      -----      ------
Shimon Alon...............       ---              ---             ---          ---         ---        ---        ---        ---

Itzhak "Aki" Ratner.......       ---              ---             ---          ---         ---        ---        ---        ---

J. Benjamin H. Nye........   333,334(5)          17.2            1.50       15.00(6)     3/7/10    4,500,009  7,644,488  12,468,737

Stephen J. Campbell.......       ---              ---             ---          ---         ---        ---        ---        ---

--------------

(1) No stock appreciation rights ("SARs") were granted by the Company in the fiscal year ended December 31, 2000.

(2) Share options were granted under the Company's 1998 Share Option and Incentive Plan.

(3) Options to purchase a total of 1,940,916 Ordinary Shares were granted to employees, including the Named Officers, during fiscal year 2000.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (0%, 5% and 10%) on the market value of the Company's Ordinary Shares on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future Ordinary Share price growth. Actual gains, if any, on Ordinary Share option exercises and Ordinary Share holdings are dependent on the timing of such exercise and the future performance of the Company's Ordinary Shares. The rates of appreciation assumed in this table may not be achieved and the amounts reflected may not be received by the individuals.

(5) The option became exercisable for 50,000 shares upon the closing of the Company's initial public offering in July 2000. The option became exercisable for an additional 166,667 shares on 2/1/01 and will become exercisable for an additional 116,667 shares on 2/1/02, if Mr. Nye is still employed by the Company.

(6) The Company's Ordinary Shares were not publicly traded on the date of grant. $15 represents the anticipated offering price of the Company's initial public offering on the grant date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

           The following table sets forth information with respect to options to purchase the Company's Ordinary Shares granted to the Named Officers who are listed in the Summary Compensation Table above, including (i) the number of Ordinary Shares purchased upon exercise of options in the fiscal year ended December 31, 2000; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2000; and (iv) the value of such unexercised options at December 31, 2000:


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                            VALUE OF
                                                                       NUMBER OF UNEXERCISED               UNEXERCISED
                                                                             OPTIONS AT               IN-THE-MONEY OPTIONS
                                    SHARES                               DECEMBER 31, 2000         AT DECEMBER 31, 2000 ($)(2)
                                  ACQUIRED ON         VALUE              -----------------         ---------------------------
NAME                             EXERCISE (#)    REALIZED ($)(1)     EXERCISABLE UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
----                             ------------    ---------------     -------------------------    -----------       -------------
Shimon Alon ..................         418,027      8,009,876          889,103        300,000       21,255,516         6,975,000

Itzhak "Aki" Ratner...........          26,417        591,101          237,751        249,169        5,617,340         5,846,268

J. Benjamin H. Nye............             ---         ---              50,000        283,334        1,162,500         6,587,516

Stephen J. Campbell...........          15,446        426,155          141,222         50,000        3,357,535         1,162,500
----------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Ordinary Shares on the date of exercise and the exercise price of its options. The Named Officers will receive cash only if and when they sell the Ordinary Shares issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Ordinary Shares at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 2000 (based upon a last reported sale price of $24.75 per share as quoted on the Nasdaq National Market on December 29, 2000, the final trading day of the year) multiplied by the number of shares underlying the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

         The Company has entered into the following employment agreements with the Named Officers:

         Mr. Alon and the Company's U.S. subsidiary entered into an employment agreement dated November 23, 1998. The initial term of the employment agreement was through September 8, 2000. Mr. Alon agreed to extend the term for an additional 24 months and may, upon mutual agreement, extend the term of the Agreement for subsequent 24-month periods. Under the terms of the employment agreement, Mr. Alon is compensated for serving as an employee of the Company's U.S. subsidiary and also serves as an officer and director of the Company for no additional consideration. Mr. Alon, the Company, and the U.S. subsidiary entered into a separate employment agreement concerning the performance by Mr. Alon of duties for the Company, and the Company has agreed to reimburse the U.S. subsidiary for the performance by Mr. Alon of services for the Company. Mr. Alon's compensation is set by the Board of Directors, but may not be less than $250,000 per year. His salary was set at $270,000 per year for 2000 and 2001. The employment agreement also provides that Mr. Alon will be eligible to receive an annual bonus of $120,000 per year or more, based upon target revenues or earnings established by the Board of Directors. He received a bonus of $196,520 for 2000 and has a target bonus of $200,000 for 2001. Under the terms of the employment agreement, if Mr. Alon's employment is terminated without cause, he is entitled to twelve months' advance notice or a severance payment equal to twelve months' salary and medical and health insurance benefits for the same period. Mr. Alon is also entitled to the use of a car. Mr. Alon has agreed that, if he voluntarily terminates his employment, he will not engage in any business or employment that competes with the Company. In the event that Mr. Alon's employment is terminated within the first twelve months after the acquisition of the Company, he will be entitled to a payment equal to twelve months' salary and benefits for the same period.

         Mr. Nye entered into an employment agreement dated February 9, 2000, under the terms of which Mr. Nye serves as the Vice President of Finance and Chief Financial Officer of the Company, reporting to the Company's President and CEO. Mr. Nye's compensation is set by the Board of Directors, but may not be less than $200,000 per year. In addition, the employment agreement provides that Mr. Nye will be eligible for a bonus of $140,600 per year based upon the achievement of goals established by the Company's Board of Directors. In the event of the termination of Mr. Nye's employment by the Company other than for cause, Mr. Nye will be entitled to receive the continuation of his salary for six months, and his options will continue to vest during that period. Under the terms of the employment agreement, Mr. Nye was granted an option to purchase 333,334 of the Company's Ordinary Shares at an exercise price of $1.50 per share. The option was scheduled to become exercisable for half of the shares on February 21, 2001 and half on February 21, 2002, if Mr. Nye remained employed by the Company on those dates. As a result of the completion of the Company's initial public offering in July 2000, the option became exercisable at that time for 50,000 shares which would have vested on February 21, 2002. In the event of an acquisition of the Company, 50% of any of the option shares which remain unvested will become vested immediately prior to such acquisition. In addition, if Mr. Nye is terminated without cause or constructively terminated within one year of such an acquisition, the remainder of the unvested portion of the option would become vested.

         Mr. Ratner and the Company entered into an employment agreement dated May 1, 1997. The employment agreement provides that Mr. Ratner will perform such functions as are requested by the Chairman of the Board of Directors or Chief Executive Officer of the Company. Mr. Ratner's compensation was set initially in the employment agreement at $8,900 per month, subject to adjustment based upon the consumer price index in Israel. The Board of Directors set Mr. Ratner's annual compensation for fiscal 2000 at $132,865 (excluding bonus). Mr. Ratner is also entitled to the use of a car provided by the Company. Mr. Ratner has agreed with the Company not to engage in any business or employment competitive with the Company during the term of his employment and for one year thereafter. As one of the Company's Israel based employees, the Company makes contributions to an insurance policy which would provide Mr. Ratner severance in the event his employment with the Company ends. If Mr. Ratner's terminates his employment voluntarily, Mr. Ratner is entitled to the proceeds of the insurance policy. If Mr. Ratner's employment is terminated by the Company, the Company is obligated by law to provide severance in the amount of one month's salary for each year he has been employed by the Company, regardless of whether the proceeds from the insurance policy are sufficient to cover this amount.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee is composed of four directors including the CEO. The Compensation Committee designs the compensation programs for the Company's executive officers and, after its recommendations are approved by the Board of Directors and by the Board's Audit Committee (when required), the Compensation Committee administers the Company's compensation programs and share option and incentive plans. As required by Israeli law, the compensation of each executive officer is subject to separate approval by the full Board of Directors and by the Audit Committee of the Board, which is comprised entirely of "non-employee directors" as defined under Section 16 of the U.S. Securities Exchange Act of 1934. In addition, in the case of executive officers who are also members of the Board of Directors of the Company, apart from the approval by both the Audit Committee and the Board, the compensation is subject to approval of the shareholders at a general meeting.

         The Company's compensation program for its executive officers is designed to preserve and enhance shareholder value by implementing performance-based compensation. The program is directed towards motivating executives to achieve the Company's business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to the Company's long-term success. In fiscal 2000, the Company's executive officers received the compensation listed in the table above under the heading "Summary Compensation Table." The factors that the Compensation Committee considered in setting the compensation for the year related to historical financial performance, primarily growth in revenue, as well as progress in new products development. In addition, the Compensation Committee desired to provide incentives to achieve the Company's initial public offering, which was completed in July 2000.

COMPENSATION COMPONENTS

         The Company's executive compensation program consists of two components: cash compensation, including salary and performance bonuses, and non-cash compensation, consisting of equity-based compensation.

         Cash Compensation: The Company ensures that the cash compensation provided to executive officers, including benefits, is competitive, in order to retain and attract skilled and talented management personnel. In addition, the Company provides cash bonuses in order to reward executive officers for achievement of objectives which the Compensation Committee believes will benefit the Company and its shareholders. The compensation of the executive officers is reviewed and new performance targets are set annually by the Compensation Committee, subject to the approval of the proposed compensation by the Board and the Audit Committee.

           Equity-Based Compensation: Options to purchase Ordinary Shares are granted to align the interest of the executive officers with those of the Company's shareholders and to motivate the executive officers to generate value for the shareholders. Options granted allow the executive officers to purchase Ordinary Shares at a fixed price (determined at the time of the grant and generally at fair market value at that time). The options generally vest over a period of four years, so long as the officer remains employed by the Company during the vesting period. The Compensation Committee determines the size of the grant based on the officer's position with the Company, his performance in recent periods and the number of his unvested options, in order to maintain an appropriate level of equity incentive.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The base salary and bonus of Mr. Alon is determined based on his performance, achievement of objectives established by the Compensation Committee and on market rates of compensation for CEOs at peer companies. Mr. Alon abstained from participating in the meetings in which decisions concerning his compensation as an executive officer were discussed at the applicable Board of Directors and Compensation Committee meetings. The Compensation Committee believes his base salary and bonus is at the median cash compensation level of chief executive officers of the Company's competitors.

TAX CONSIDERATIONS

         In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for U.S. federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

               Compensation Committee of the Board of Directors of
                         Precise Software Solutions Ltd.

                                   Shimon Alon
                                   Yoseph Sela
                                  Ron Zuckerman
                                  Mary Palermo

COMPENSATION AND AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Currently, Messrs. Alon, Sela and Zuckerman and Ms. Palermo serve as members of the Compensation Committee of the Board of Directors. Prior to his resignation as a director in March 2001, Erel Margalit also served as a member of the Compensation Committee. Under the Companies Law, the compensation of all executive officers of public companies must be approved by the Audit Committee. Since the Company's initial public offering, Messrs. Dolan and Sela and Ms. Palermo have served as members of the Audit Committee of the Board of Directors. The Compensation Committee recommends to the full Board of Directors the salary and other compensation for the Company's executive officers, including Mr. Alon. Mr. Alon did not participate in the Compensation Committee's deliberations concerning his compensation. The suggested compensation is then subject to the approval of the Board and the Audit Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors, Audit Committee or Compensation Committee.

COMPENSATION OF DIRECTORS

         Under the Companies Law, all compensation to the Company's directors must be approved by the Company's shareholders. During the fiscal year ended December 31, 2000, directors who were not employees of the Company received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. All of the directors are eligible to receive options under the Company's 1998 Share Option and Incentive Plan. The Company granted options to purchase 50,000 Ordinary Shares at an exercise price of $15 to each of the Company's external directors, Mr. Dolan and Ms. Palermo, effective upon the Company's initial public offering in July 2000. The Company's shareholders previously approved these grants. The Company granted an option to purchase 50,000 Ordinary Shares to Mr. Simunovic at an exercise price of $15.00 per share in April 2000. Each of these options vests annually over a three year term, provided each individual remains a director of the Company. The Company granted options to purchase 25,000 Ordinary Shares each to Mr. Sela and Mr. Zuckerman at an exercise price of $19.625 per share in August 2000. Each of these options vests annually over a four year term, provided each individual remains a director of the Company. The options granted to Messrs. Simunovic, Sela and Zuckerman are subject to shareholder approval and will terminate if shareholder approval is not achieved.

     The Company has purchased directors' and officers' liability insurance covering all of the Company's directors and officers. The aggregate premium for this insurance policy in 2000 was $146,000.

ORDINARY SHARE PERFORMANCE GRAPH

           The following graph compares the change in the cumulative total shareholder return on the Company's Ordinary Shares during the period from June 30, 2000, the date the Company's Ordinary Shares began trading publicly, through December 31, 2000, with the cumulative total return on the Standard & Poor's Computer Software and Service Index and the Standard & Poor's 500 Index. The comparison assumes $100 was invested on June 30, 2000 in the Company's Ordinary Shares and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                      COMPARISON OF CUMULATIVE TOTAL RETURN


                                                -----------------------MONTH ENDED-----------------------
COMPANY/                    06/30/2000     07/31/2000     08/31/2000     09/29/2000    10/31/2000    11/30/2000     12/29/2000
INDEX/MARKET

Precise Software Solutions    100.00          87.50         112.50         179.69         95.31        116.67         103.13

Computers Software/Svcs       100.00          89.42          98.21          88.01         86.61         68.98          60.37

S&P Composite                 100.00          98.44         104.55          99.03         98.61         90.84          91.28

      Notes:

      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
      B. If the monthly interval, based on the month-end, is not a trading day, the preceding trading day is used.
      C.   The Index level for all series was set to 100.0 on June 30, 2000.

The Ordinary Share price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

           Neither the report of the Audit Committee, the Audit Committee Charter, the Report on Executive Compensation of the Board of Directors nor the Performance Graph following it shall be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that any such filing specifically incorporates this information by reference, and will not be otherwise be deemed filed under either Act.

                                   PROPOSAL II

        PROPOSAL TO AMEND AND RATIFY THE COMPANY'S 1998 SHARE OPTION AND
                                 INCENTIVE PLAN

PROPOSED AMENDMENT

         The Company's 1998 Share Option and Incentive Plan (the "1998 Plan") was adopted by the Company's Board of Directors in November 1998 and approved by the Company's shareholders in December 1998. In April 2000, the Company discontinued the use of its 1995 Share Option and Incentive Plan (the "1995 Plan"). Options to purchase 539,832 Ordinary Shares remain outstanding under the 1995 Plan. No additional options may be granted under the 1995 Plan. At the same time, the Company adopted its 2000 Employee Share Purchase Plan (the "ESPP"), under which 667,000 Ordinary Shares are reserved for purchase by employees of the Company and its subsidiaries. In December 2000, through the acquisition of Savant Corporation, the Company assumed the existing option plan of Savant (the "Savant Plan") and additional options and warrants to purchase Ordinary Shares of the Company. Options and warrants to purchase a total of 166,356 Ordinary Shares are held by former Savant employees and consultants (the "Savant Options"). No additional options may be granted under the Savant Plan. The 1998 Plan, the 1995 Plan, the ESPP and the Savant Plan are the only equity compensation plans of the Company.

         As a result of the recent growth of the Company, the Board of Directors approved, subject to shareholder approval, an amendment to increase the number of shares authorized for issuance under the 1998 Plan to 8,993,168 shares. The 1998 Plan, as proposed to be amended and restated, is attached hereto as APPENDIX B.

         The Board of Directors is proposing an increase to the number of Ordinary Shares available for issuance under the 1998 Plan because, as of April 6, 2001, only 349,430 shares remained available. The Board of Directors is proposing the increase in order to ensure that, in an increasingly competitive market in Israel and the United States, the Company will be able to continue to attract and retain the quality of employees, directors and officers needed to compete effectively. The number of employees of the Company has increased from approximately 123 in April 2000 to approximately 279 in April 2001, including 27 new employees as a result of the Company's acquisition of Savant Corporation in December 2000. The size of the market in which the Company competes and the shortage of qualified personnel make equity compensation key to the Company's continued growth. Through the Company's option plans, virtually all salaried employees receive options as part of their compensation package. In addition, due in large part to the grant of options, the Company has been able to successfully recruit technically experienced individuals, including the software programmers and sales representatives needed to achieve the Company's long-term revenue plan and its successful introduction of new products, as well as maintain its low rate of turnover for technical employees. The Board of Directors believes that the proposed amendment gives the Company a sufficient number of shares for the foreseeable future to provide equity incentives to attract and retain employees.

         In addition to the 349,430 shares available for grant under the 1998 Plan (the "Shares Available For Grant"), as of April 6, 2001 there were outstanding options to acquire 5,999,320 shares under the 1998 Plan and 1995 Plan and 166,356 Savant Options (collectively, the "Outstanding Options"). The weighted average exercise price of the Outstanding Options is $8.47 per share. As of April 6, 2001, on a fully-diluted basis (i.e., assuming exercise of all of the Outstanding Options as well as the issuance of the remaining Shares Available For Grant), the Outstanding Options and Shares Available For Grant collectively account for approximately 19.95% of the Company's issued and outstanding Ordinary Shares. As of April 6, 2001, on a pro-forma fully-diluted basis (i.e., assuming exercise of all of the

Outstanding Options, the issuance of the remaining Shares Available For Grant and the issuance of the 2,200,000 additional shares proposed to be available for grant under the 1998 Plan (collectively, the "Option Pool"), the Option Pool collectively would account for approximately 24.99% of the Company's issued and outstanding Ordinary Shares. In addition to the Option Pool, the Company has 641,127 shares available for purchase under the ESPP.

         While the Board of Directors is aware and has considered the potential dilutive effect of option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available options is consistent with the compensatory practices of high technology companies in its peer group. The 1998 Plan currently requires that the exercise price of all option grants under the 1998 Plan be at fair market value. As a result, no dilution to the Company's shareholders occurs unless and until the share price goes up, benefiting both shareholders and optionholders of the Company. Furthermore, since the Company typically grants options that become exercisable over a four year period, employees generally must remain with the Company for long periods in order to reap the potential benefits of their option grants.

         The Company is seeking shareholder approval of the proposed amendment to the 1998 Plan in order that additional options which may be available for grant qualify as "incentive stock options" ("ISOs") within the meaning of
Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). As described below under the heading "U.S. Federal Income Tax Consequences," there are several potential benefits to the Company's U.S. employees if options granted under the 1998 Plan are treated as ISOs. If the shareholders fail to approve the proposed amendment, the 1998 Plan will continue in its current form.

         The Company has not at the present time determined who will receive the additional Ordinary Shares that would be authorized for issuance under the 1998 Plan if the proposed amendment to the 1998 Plan is approved, nor will the Company use those shares to ratify option grants for which insufficient shares were available under the 1998 Plan at the time of grant.

DESCRIPTION OF THE 1998 PLAN

         The purpose of the 1998 Plan is to provide incentives to directors, officers, employees and consultants of the Company and any present or future subsidiaries (collectively, "Related Corporations") by providing them with opportunities to purchase Ordinary Shares of the Company pursuant to options. Options granted to U.S. employees may qualify as ISOs as defined in Section 422 of the Code. Options to consultants, employees, officers and directors of the Company and Related Corporations which do not qualify as ISOs are referred to as "Non-Qualified Options." ISOs and Non-Qualified Options are sometimes referred to collectively as "Options." On April 6, 2001, the closing price of the Company's Ordinary Shares on the Nasdaq National Market was $12.75.

         ADMINISTRATION. The 1998 Plan is administered by the Company's Board of Directors and its Compensation Committee (the "Committee"). The Board of Directors establishes the vesting schedule of Options to be granted and an aggregate number of Options subject to allocation by the Committee. Subject to the terms of the 1998 Plan, the Committee has the authority to determine the persons to whom Options shall be granted (subject to certain eligibility requirements for grants of ISOs) and the other terms of the Options granted, including (a) the number of shares subject to each grant, (b) the duration of the related option agreement, (c) the time, manner and form of payment upon the exercise of an Option and (d) other terms and provisions governing the Options. The interpretation and construction by the Committee of any provision of the 1998 Plan or of any Option granted under the 1998 Plan shall be final unless otherwise determined by the Board of Directors.

         ELIGIBLE PARTICIPANTS. Subject to certain limitations, ISOs under the 1998 Plan may be granted to any U.S. employee of the Company. For any ISO optionee, the aggregate fair market value (determined on the date of grant of an ISO) of Ordinary Shares to be received by such optionee (under all option plans of the Company) pursuant to an ISO if such optionee exercises options at the earliest possible date cannot exceed $100,000 in any calendar year; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Non-Qualified Option. Non-Qualified Options may be granted to any director, officer, employee or consultant of the Company. As of April 6, 2001, there were approximately 279 officers and employees of the Company that were eligible to participate in the 1998 Plan.

         GRANTING OF OPTIONS, PRICES AND DURATION. Pursuant to the 1998 Plan, Options cannot be granted at prices less than the fair market value of the Ordinary Shares on the date of grant as determined in good faith by the Committee (or less than 110% of the fair market value in the case of ISOs granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation). No optionee may be granted options during any fiscal year to purchase more than 3,500,000 Ordinary Shares. The 1998 Plan provides that each Option shall expire on the date specified by the Committee, but not more than ten years from its date of grant. However, in the case of an ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, such ISO shall expire five years from the date of grant.

         EXERCISE OF OPTIONS. Each Option granted under the 1998 Plan shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Board of Directors may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Board of Directors shall have the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limit on the fair market value of shares subject to ISOs granted to any employee which may become exercisable in any calendar year).

         Payment for exercise of an Option under the 1998 Plan may be made in cash or by check unless the Committee declares otherwise.

         EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY, DEATH OR "DISGRACEFUL CIRCUMSTANCES." If an optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability, no further installment of his or her Options will become exercisable, and the Options shall terminate after the passage of three months from the date of termination of employment (but not later than their specified expiration dates).

         If an optionee dies, any Option held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the Option by will or the laws of descent and distribution, at any time within one year from the date of the optionee's death (but not later than the specified expiration date of the Option). If an optionee ceases to be employed by the Company by reason of his or her disability, the optionee may exercise any Option held by him or her on the date of termination of employment, to the extent exercisable on that date, at any time within one year from the date of termination of employment (but not later than the specified expiration date of the Option).

         If an optionee's employment is terminated by the Company or any Related Corporation under any kind of disgraceful circumstances, the optionee shall have no right to exercise any Option granted prior to such termination. Disgraceful circumstances include: gross negligence, willful misconduct, breach of fiduciary duty to the Company, the commission of embezzlement or fraud, deliberate disregard of the rules or policies of the Company or any Related Corporation which results in a direct or indirect material loss to the Company or any Related Corporation, unauthorized disclosure of any trade secret or Confidential Information of the Company or the commission of an act which constitutes unfair competition with the Company or any Related Corporation or which induces any customer or supplier to breach a contract with the Company or any Related Corporation.

         ASSIGNABILITY OF OPTIONS. Options are not assignable or transferable, except by will or by the laws of descent and distribution. Non Qualified Options may be assigned without receipt of consideration and under limited circumstances if so provided in the relevant option agreement.

         MISCELLANEOUS. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1998 Plan at any time (although such action shall not affect options previously granted). Any shares subject to an Option which for any reason expires or terminates unexercised may again be available for option grants under the 1998 Plan. Unless terminated sooner, the 1998 Plan will terminate on October 1, 2008.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. The following general rules are applicable under current U.S. federal income tax law to ISOs granted to a U.S. employee under the 1998 Plan.

      1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of Ordinary Shares to him or her upon the exercise of the ISO, and no corresponding U.S. federal income tax deduction is allowed upon either the grant or exercise of an ISO.
      2.   If Ordinary Shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or
           (ii) one year following the date the Ordinary Shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the Ordinary Shares and the exercise price will generally be treated as capital gain or loss to the optionee.
      3. If Ordinary Shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the Ordinary Shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.
      4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of shares acquired by exercising an ISO, the company employing the optionee generally should be entitled to a corresponding deduction for U.S. federal income tax purposes.
      5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and
           (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.
      6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.
      7. An optionee may be entitled to exercise an ISO by delivering Ordinary Shares to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.
      8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Ordinary Shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

      9. Special rules apply if the Ordinary Shares acquired pursuant to the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under U.S. federal securities laws applicable to directors, officers or 10% shareholders.

         NON-QUALIFIED OPTIONS. The following general rules are applicable under current U.S. federal income tax law to Non-Qualified Options granted under the 1998 Plan to optionees subject to U.S. taxation:

      1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option.
      2. Upon the exercise of a Non-Qualified Option, an amount equal to the excess, if any, of the fair market value of the Ordinary Shares on the date of exercise over the exercise price will be treated as compensation to the optionee and will be taxed as ordinary income.
      3. When the optionee sells the Ordinary Shares acquired pursuant to a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the Ordinary Shares and his or her basis in the Ordinary Shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the Ordinary Shares exceeds one year, such gain or loss will be a long-term capital gain or loss.
      4. The company employing the optionee generally should be entitled to a corresponding tax deduction for U.S. federal income tax purposes when the optionee recognizes ordinary income.
      5. An optionee may be entitled to exercise a Non-Qualified Option by delivering Ordinary Shares to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.
      6. Special rules apply if the Ordinary Shares acquired pursuant to the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under U.S. federal securities laws applicable to directors, officers or 10% shareholders.

         The preceding discussion relates only to the U.S. federal tax consequences for the Company and the optionee of participation in the 1998 Plan and does not apply to local, state or non-U.S. taxes, including those of Israel.

OPTIONS GRANTED UNDER THE 1998 PLAN SINCE ITS INCEPTION

         The following table sets forth as of April 6, 2001 all options granted under the 1998 Plan since its inception to (i) the Named Officers, (ii) each nominee for election as a director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) all employees, excluding executive officers, as a group, and (vi) each person who has received five percent or greater of the options granted under the 1998 Plan.

         NAME AND PRINCIPAL POSITION                                                  NUMBER OF OPTIONS
         ---------------------------                                                  -----------------
         Shimon Alon (1)(2)                                                               1,585,816
         Chief Executive Officer, Director and nominee to serve as Director
         Itzhak "Aki" Ratner (1)                                                            603,337
         President
         J. Benjamin H. Nye (1)                                                             333,334
         Vice President Finance and Chief Financial Officer
         Stephen J. Campbell (3)                                                            206,688
         Former Vice President of Business Operations and General Manager of
         Precise Software Solutions, Inc.
         Gary L. Fuhrman                                                                     40,000
         Director and nominee to serve as Director (4)
         All Current Executive Officers as a Group (4 Persons) (3)                        2,672,487
         All Current Directors who are not Executive Officers as a Group (5                 240,000
         Persons) (4)
         All Employees who are not Executive Officers as a Group                          3,660,380

--------------

(1) Persons who have received five percent or greater of options granted under the 1998 Plan.

(2) Includes options to purchase 265,000 Ordinary Shares granted to Mr. Alon which are subject to shareholder approval.

(3) Mr. Campbell resigned in January 2001. Joseph R. McCurdy was appointed as an executive officer in January 2001.

(4) Includes options to purchase 25,000 Ordinary Shares granted to Messrs. Sela and Zuckerman, an option to purchase 50,000 Ordinary Shares granted to Mr. Simunovic and an option to purchase 40,000 Ordinary Shares to Mr. Fuhrman, all of which are subject to shareholder approval.

           Of the options to purchase 6,876,203 Ordinary Shares granted since the inception of the 1998 Plan, options to purchase 454,957 Ordinary Shares have expired.

           The Board of Directors unanimously recommends a vote FOR the approval of the proposal to amend the Company's 1998 Plan and ratify the amended and restated 1998 Plan in the form attached hereto as APPENDIX B.

                                  PROPOSAL III

                     COMPENSATION OF CHIEF EXECUTIVE OFFICER

           Under the Companies Law, compensation granted by any public Israeli company to its directors must be approved by its audit committee, which must include all of its external directors, and its shareholders. Shimon Alon, the Chief Executive Officer of the Company, is also a member of the Board of Directors. Accordingly, his compensation is subject to approval of the Company's shareholders. Based on considerations which are discussed in more detail in the section of this proxy statement entitled "Compensation Committee Report," the Compensation Committee of the Board of Directors, with Mr. Alon abstaining from the vote, recommended to the Board of Directors and its Audit Committee to set Mr. Alon's salary for fiscal 2001 at $270,000 per year with a bonus of up to $200,000 if Mr. Alon meets certain performance targets. In addition, the Compensation Committee recommended to grant Mr. Alon an option to purchase 265,000 Ordinary Shares at an exercise price of $14.94 per share. The option would vest over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remainder vesting on each quarterly anniversary over the subsequent three years. Based on this recommendation, both the Board of Directors and the Audit Committee approved Mr. Alon's compensation for fiscal 2001.

           If the shareholders do not approve the compensation of Mr. Alon as described above, then his salary and bonus would revert to the previously approved levels and the option would terminate. The Compensation Committee and the Audit Committee of the Board of Directors believes that the compensation set for Mr. Alon is reasonable under the circumstances. If the shareholders fail to approve the compensation, the Company may not be able to retain the services of Mr. Alon. The departure of Mr. Alon could be disruptive to the Company's operations, and it would be difficult and time consuming for the Company to replace him.

           At the Annual General Meeting, a resolution to approve the compensation of Mr. Alon described above will be presented to the shareholders. The Board of Directors unanimously recommends a vote FOR the approval of the compensation of Mr. Alon as described above.

                                PROPOSALS IV-VII

                           OPTION GRANTS TO DIRECTORS

           Under the Companies Law, compensation granted by any public Israeli company to its directors must be approved by its shareholders. In March 2001, the Board of Directors of the Company, subject to the approval of the shareholders, granted to Mr. Fuhrman an option to purchase 40,000 Ordinary Shares at an exercise price of $11.125 per share, the closing price on the date of grant of the Company's Ordinary Shares as reported on the Nasdaq National Market. In August 2000, the Board of Directors of the Company, subject to the approval of the shareholders, granted to each of Mr. Sela and Mr. Zuckerman an option to purchase 25,000 Ordinary Shares at an exercise price of $19.63 per share, the closing price on the date of grant of the Company's Ordinary Shares as reported on the Nasdaq National Market. These options vest 25% per year on the anniversary of the date of the grant, provided that the director remains a member of the Board of Directors of the Company. In April 2000, the Board of Directors of the Company, subject to the approval of the shareholders, granted to Anton Simunovic an option to purchase 50,000 Ordinary Shares at a purchase price of $15.00 per share, which was the mid-point of the range of the proposed offering price of the Company's Ordinary Shares in its initial public offering in June 2000. These options vest 33% per year on the anniversary of the date of the grant, provided that Mr. Simunovic remains a member of the Board of Directors of the Company.

           The Board of Directors granted these options in order to retain talented and experienced individuals to represent the Company's shareholders on its Board of Directors and to ensure that the interests of the members of the Board of Director were aligned with those of the Company's shareholders.

           The remaining members of the Board of Directors, Mary Palermo and Robert Dolan, each of whom became a director at the time of the Company's initial public offering, were granted options to purchase 50,000 Ordinary Shares at an exercise price equal to the mid-point of the range of the proposed offering price in Company's initial public offering. The grant of these options was previously approved by the shareholders of the Company and their approval is not a matter to be voted upon at the Annual General Meeting.

           At the Annual General Meeting, a separate resolution to approve the grant of the options described above to each director will be presented to the shareholders. The Board of Directors (except each director with regard to the grant of options to himself) unanimously recommends a vote FOR the approval of the grant of options to the directors as described above.

                                  PROPOSAL VIII

                     AMENDMENT OF THE COMPANY'S AMENDED AND
                        RESTATED ARTICLES OF ASSOCIATION

    On March 19, 2001, the Board of Directors recommended to the shareholders that the Company amend its Amended and Restated Articles of Association, as amended (the "Articles"), to revise the section of the Articles relating to the establishment of record dates for shareholder meetings to comport with the Companies Law. The Articles currently provide that the record date may be set at no greater than 60 but no less than 10 days prior to the date of a meeting. Accordingly, at the Annual General Meeting, a resolution will be proposed to the shareholders that the last sentence of the first paragraph of Article 27 of the Articles shall be replaced with the following:
"Such record date shall not be more than 40 nor less than 4 days before the date of such meeting, nor more than 40 days prior to any other action to which such record date relates."

           The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the Company's Amended and Restated Articles of Association described above.

                                   PROPOSAL IX

             RATIFICATION OF SELECTION OF AUDITORS AND AUTHORIZATION
              FOR THE BOARD OF DIRECTORS TO SET THEIR COMPENSATION

           At the recommendation of the Audit Committee, the Board of Directors has selected the firm of Kost, Forer & Gabbay, a member of Ernst & Young International and independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2001. Kost, Forer & Gabbay has been the Company's independent accountants since 1996. It is expected that a member of the firm will be present at the Annual General Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Under Israeli law, the Company must present the financial statements for the preceding fiscal year for discussion at the Annual General Meeting. Accordingly, at the Annual General Meeting, the Auditor's Report and the consolidated financial statements of the Company for the year ended December 31, 2000, will be presented for discussion. The report and consolidated financial statements were included in the Company's annual report which was sent to the shareholders of the Company entitled to receive this proxy statement. Shareholder ratification of the Company's independent public accountants, including the authorization for the Board of Directors to set their compensation, is required under Israeli law. If the shareholders do not ratify the selection of Kost, Forer & Gabbay as the Company's independent public accountants for the fiscal year ending December 31, 2001, the Company's Board of Directors will evaluate what would be in the best interests of the Company and its shareholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent public accountants.

FEES

           The following table sets forth the fees billed by the Company's independent auditors to the Company during the fiscal year ended December 31, 2000:

                                                    FEE                                      AMOUNT
                                                    ---                                      ------
         Audit Fee..............................................................                 $ 98,500
         Financial Information Systems Design and Implementation Fee............                 $      0
         All Other Fees
                 Initial and Follow-On Public Offerings.........................       $469,000
                 Other Fees.....................................................       $126,000
                                                                                       --------
                               Total Other Fees.................................                 $595,000

           The Company's Audit Committee did not consider whether the provision of non-audit services is compatible with the principal accountant's independence. A majority of the fees listed in the table as "All Other Fees" were audit-related fees in connection with the Company's initial public offering and follow-on public offering.

           The Board of Directors recommends a vote FOR ratification of this selection and the authorization of the Board of Directors to set the compensation of the independent auditors.

                            EXPENSES AND SOLICITATION

           All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic transmission and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Ordinary Shares held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone, telegraph or electronic transmission following the original solicitation. The Company has retained Georgeson Shareholder Services, Inc. to assist in the solicitation of proxies at a cost estimated not to exceed $30,000.


                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Ordinary Shares (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Ordinary Shares. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2000 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the fiscal year ended December 31, 2000, with the following exceptions: Mr. Zuckerman filed one Form 4 late. The Form 4 reported two transactions, the sale of 23,475 Ordinary Shares in connection with the Company's underwritten public offering on November 16, 2000 and the sale of 4,525 Ordinary Shares in connection with the exercise of the underwriters' over-allotment option for that offering. Each of those transactions had previously been disclosed in the Company's registration statement related to the offering. Anton Simunovic failed to timely file a Form 3 reporting his initial beneficial ownership of Ordinary Shares of the Company. At the time of the required filing, he beneficially owned 5,000 of the Company's Ordinary Shares.

                                                                     Appendix A
                                                                     ----------

                             AUDIT COMMITTEE CHARTER

                         PRECISE SOFTWARE SOLUTIONS LTD.
                                 (THE "COMPANY")

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

1.       Purpose
         -------

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body, its shareholders or the public; the Company's systems of internal financial and accounting controls that management and the Board have established and the Company's auditing, accounting and financial reporting processes generally.

         The Audit Committee's primary duties and responsibilities are to:

         1.1. Serve as an independent and objective party to review the Company's financial reporting process and internal accounting system.

         1.2. Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

         1.3. Confer with the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors on issues related to the Company's financial and accounting controls.

         1.4. Approve certain transactions, required by the Companies Law - 1999 (the "Companies Law").

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section 4 of this charter.

2.       Composition
         -----------

         2.1. The Audit Committee shall be comprised of three or more directors as appointed by the Board, each of whom shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as they shall be in effect from time to time, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All External Directors (which were appointed according to the provisions of the Companies Law) shall be members of the audit committee.

         2.2. The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

         2.3. The Chairman of the Company's Board of Directors, any other director employed by the Company or who renders services to the Company on an on-going basis, or any controlling shareholder or any of his relatives, shall not be members of the Committee.

         2.4. All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         2.5. The Audit Committee shall not be authorized to approve any transactions, unless (at least) two External Directors are in office at the time of the said approval and at least one of them was present at the meeting in which the said approval was given.

3.       Meetings
         --------

         3.1. The Audit Committee shall keep minutes of its sessions and shall maintain such books of minutes for a period of seven years, at the Company's registered office.

         3.2. The Audit Committee shall inform the internal auditor of any planned meeting to be held by the Committee. The internal auditor has the right to participate in any such meeting.

         3.3. A notice of a meeting of the Audit Committee, the subject of which is the audit of the financial reports of the Company, shall be sent to the Company's independent accountant. The independent accountant has the right to participate in the said meeting.

4.       Responsibilities and Duties
         ---------------------------

         4.1. To fulfill its responsibilities and duties the Audit Committee shall:

               DOCUMENTS/REPORTS REVIEW

               1) Review and update this Charter periodically as conditions dictate, but at least annually.

               2) Review with representatives of management and representatives of the independent accounting firm the Company's audited annual financial statements and any other report of financial information about the Company including any certifications, reports, opinions or reviews rendered by the independent accountants before submitting them to any governmental body, shareholders or the public.

               3) After reviewing and discussing the annual financial statements as outlined in 4.1 2), and reviewing and discussing the independence of the independent accountants as outlined in 4.1 7) and 8) below, recommend to the Board of Directors whether such audited financial statements should be published in the Company's annual report.

               4) Ensure that the independent accountants review the Company's interim financial statements prior to their inclusion in the Company's quarterly reports and review the Company's quarterly financial statements prior to filing them with any governmental body.

               INDEPENDENT ACCOUNTING

               5) Recommend to the Board of Directors the selection of the independent accountants, considering their independence and effectiveness, and approve the compensation to be paid to the independent accountants. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accountants (or to recommend such replacement for shareholder approval in any proxy statement). The independent accountants shall be ultimately accountable to the Board of Directors and the Committee.

               6) Receive from the independent accountants, on an annual basis, a formal written statement identifying all relationships between the independent accountants and the Company consistent with Independence Standards Board ("ISB") Standard 1. The Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine whether such relationships could improperly affect the accountants' independence.

               7) Discuss with the independent accountants, on an annual basis, the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented

               FINANCIAL REPORTING PROCESS

               8) In consultation with the independent accountants, management and the internal auditors, review annually the adequacy of the Company's financial reporting processes, both internal and external.

               9) Prepare a written report of the audit committee to be included in the Company's annual proxy statement for each annual meeting of shareholders.

               10) Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

               APPROVAL OF CERTAIN TRANSACTIONS

               11) The transactions which require the approval of the audit committee are the following:

                     i. An extraordinary transaction of the Company with an Office Holder, which is a position defined in the Companies Law, or a transaction with a third party, in which an Office Holder has a personal interest;

                     ii. A grant of an exemption or the provision of liability insurance to, an undertaking to indemnify, or the indemnification of, an Office Holder who is not a director;

                     iii. Contracts of a company with its directors in respect of the terms of the directors' service and compensation, as well as with respect to the exemption of directors from liability, the provision of directors with liability insurance, undertakings to indemnify directors or the indemnification of directors;

                     iv. Extraordinary transactions between a public company and a person having control of the company, or an extraordinary transaction with a third party in which such person has a personal interest, including a private offering (which is defined as a securities offering of a public company, which is not a public offering) that is an extraordinary transaction and a transaction between a public company and a person having control of the company which person is also an Office Holder in the company in respect of the terms of his service and office and if he is an employee of the company and not an Office Holder in the company, a transaction with respect to his employment by the company.

5.       Internal Auditor
         ----------------

         5.1. Among its functions and rights, the Audit Committee has the right to nominate a candidate for the position of internal auditor of the Company.

         5.2. In accordance with the Company's Articles of Association, the internal auditor shall examine, among other things, the compliance of the Company's conduct with applicable law and proper business procedures. The internal auditor shall submit to the Audit Committee for approval, a proposal for an annual or periodical audit plan. The internal auditor shall report to the CFO, as provided for in the Company's Articles of Association, or Board resolution.

         5.3. The chairman of the Audit Committee and/or the chairman of the Board of Directors, have the right to order the internal auditor to perform an internal audit, supplementary to the periodic audit plan, if either thinks that an immediate audit of certain issues is required.

         5.4. The internal auditor shall submit its report, among others, to the chairman of the Audit Committee. The internal auditor shall brief the CFO and/or the CEO of his preliminary findings prior to submitting his report.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                      Appendix B
                                                                      ----------

                         PRECISE SOFTWARE SOLUTIONS LTD.
                              AMENDED AND RESTATED
                      1998 SHARE OPTION AND INCENTIVE PLAN

         1. PURPOSE & CONSTRUCTION.

         1.1. The purpose of the PRECISE SOFTWARE SOLUTIONS LTD. 1998 Share Option and Incentive Plan (hereinafter: the "Plan") is to afford an incentive to directors, officers, and employees and consultants of PRECISE SOFTWARE SOLUTIONS LTD. (hereinafter: the "Company"), and any subsidiary of the Company which now exists or hereafter shall be organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

         2. DEFINITIONS.

         As used in the Plan, the following terms shall have the meaning ascribed to them hereunder, respectively, unless stated otherwise:

         2.1. "Code" - the United States Internal Revenue Code of 1986, as amended, and any rules and regulations promulgated thereunder.

         2.2. "Disability" - the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months ; and, with respect to any Grantee that is a US Employee with respect to such US Employee's ISOs, as otherwise defined under Sections 422(c)(6) and 22(e) of the Code.

         2.3. "Employee" - an employee of the Company (or a Subsidiary, as the case may be) which qualifies as an employee for the purpose of the relevant tax rules and regulations; and, with respect to any employee that is a US Employee (as defined herein), as otherwise defined under the Code.

         2.4. "Option Agreement" - the agreement entered into between the Company (or a Subsidiary, as the case may be) and an Employee, director or consultant of the Company for the purpose of granting Options pursuant to this Plan.

         2.5. "Exercise Period" - the period stated in the Option Agreement when such Option may be exercised; provided, the period shall not exceed 10 (ten) calendar years starting on the date of its grant; PROVIDED, FURTHER, that in the case of an ISO granted to a US Employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Exercise Period shall be the period of 5 (five) years starting at the date of its grant.

         2.6. "Grantee" - Employees and any other person eligible to participate in the Plan;

         2.7. "Incentive Stock Options" or "ISOs" - Options which qualify as "incentive stock options" under Section 422 of the Code.

         2.8. "Option(s) - a grant to a Grantee of an option(s) to purchase the Shares;

         2.9. "Optioned Shares" - the Shares to which an Option relates;

         2.10. "Option Price" - the price payable per Share paid by the Grantee with respect to the exercise of the Options.

         2.11. "Public Offering" - the closing of the sale of the Company's Shares in any public offering registered under the Securities Act of 1933, as amended, or in accordance with the relevant Israeli securities laws or the equivalent laws of any other jurisdiction.

         2.12. "Shares" - Ordinary Shares of 0.03 NIS par value per share of the Company, unless determined otherwise by the Board;

         2.13. "Subsidiary" - any company which is directly or indirectly owned and/or controlled by the Company; and, with respect to the grant of Incentive Stock Options, as defined under Section 424 of the Code.

         2.14 "Transfer of Control" - a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; provided, however that transfer(s) of securities by an existing stockholder to its affiliate(s) (as that term is defined under Rule 144 of the Securities Act of 1933, as amended) shall not be included in determining whether a person has become a beneficial owner of 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) not more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         2.15. "US Employee" - an Employee that is a United States citizen or resident, as defined under the Code.

         2.16. "Companies Law" - the Israeli Companies Law 5759-1999, as may be amended or replaced from time to time.

         2.17 "Ten Percent Shareholder" - a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its affiliates.

         3. ADMINISTRATION.

         The Plan shall be administered by the committee established by the Board of Directors of the Company (the "BOARD") for this purpose, or by the Board's compensation committee (hereinafter: the "COMMITTEE").

         4. ELIGIBILITY.

         The Committee shall decide upon the overall number of Options to be allocated for the purpose of granting said Options to Grantees. All grants to the Grantees shall require the approval of the Board. Without derogating from the above, Incentive Stock Options may be granted only to US Employees of the Company or its Subsidiaries.

         5. SHARES.

         5.1. The maximum number of Shares to be granted as Options under this Plan or any future sub-plans for designated Subsidiaries, shall not exceed 8,993,168. The Company shall at all times reserve the number of Shares required to fulfill all of the Company's obligations, upon the exercise of all Options granted to the Grantees.

         5.2. If any outstanding Option should, for any reason expire, be canceled, or be terminated without having been exercised in full, the Optioned Shares allocable to the unexercised, canceled or terminated portion of such Option shall become available for subsequent grants of Options to other Grantees, and all such subsequent grants shall require the approval of the Board. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan.

         5.3. Incentive Stock Options may be granted under this Plan at any time on or after December 1, 1998 and prior to October 1, 2008.

         6. TERMS & CONDITIONS OF OPTIONS.

         6.1. Each Option granted pursuant to the Plan shall be evidenced by appropriate provisions in the applicable Option Agreement, which provisions shall state, among other matters, the Option Price, the number of the Optioned Shares, and the applicable vesting schedule which shall be determined by the Board and specified in the Grantee's Option Agreement ("Vesting Schedule"). In addition, each Option shall be subject to the following terms and conditions as well as such other terms and conditions, not inconsistent with the Plan, as the Committee may determine:

                  6.1.1. the Option Price shall be determined by the Board; PROVIDED, HOWEVER, that the Option Price of any Option, including but not limited to an ISO, granted under the Plan shall not be less than the fair market value per share (as defined in Section 6.1.5) of the Optioned Shares on the date of such Grant; and PROVIDED FURTHER, that if an ISO is granted to a US Employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of the Optioned Shares on the date of grant, applying the rules of Section 424(d) of the Code for purposes of determining stock ownership.

                  6.1.2. the manner of payment of the Option Price shall be in cash, at the time of exercise of the Option, unless the Committee declares otherwise; PROVIDED, HOWEVER, that if, with respect to an ISO, the Committee exercises its discretion to permit payment other than in cash at the time of exercise, such discretion shall be exercised in writing at the time of the grant of the ISO in question.

                  6.1.3. the exercisability of the Options shall be in accordance with the terms and conditions described in this Section 6 and Section 7 below.

                  6.1.4. to the extent an Option is granted to a U.S. Employee and such Option does not qualify as an ISO such Option shall be deemed a "non-qualified option" and shall be evidenced by an Option Agreement reflecting the same.

                  6.1.5. "Fair market value" shall mean the fair value of a Share as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of a preferred share or ordinary share of the Company or a series a ordinary share in private transactions negotiated at arm's length. If, at the time an Option is granted under the Plan, the class of Shares subject to such Option is publicly traded, "fair market value" for such class of Share shall be determined as of the date of grant or, if the price or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of such a Share on the principal national securities exchange on which such Shares are traded, if such Shares are then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of such a Share on the Nasdaq National Market, if such Shares are not then traded on a national securities exchange; or
(iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if such Shares are not reported on the Nasdaq National Market.

         6.2. $100,000 Annual Limitation on ISO Vesting.

         Each US Employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to Optioned Shares having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Options that do not qualify for ISO treatment, and the Company shall issue separate certificates to the Grantee with respect to Options that are ISOs and Options that do not qualify as ISOs.

         6.3. Should the Grantee cease to be an Employee or should any contractual relationship between the Company (or any Subsidiary, as the case may be) and Grantee cease to exist (in the case Grantee is not an Employee) prior to the completion of the Vesting Schedule, the remaining Options yet to be vested shall expire.

         6.4 Per Grantee Limit.

         Subject to the adjustment under Section 9.2.5 hereunder, no Grantee may be granted Options during any fiscal year to purchase more than 3,500,000 Shares.

         7. EXERCISABILITY OF OPTIONS.

         7.1. Options may be exercised, as to any or all of the Optioned Shares, by giving written notice of such exercise to the Committee or to its designated agent, in such form and method as may be determined by the Company, including but not limited to fax or e-mail messages.

         7.2. The Options must be exercised within the Exercise Period. Following the expiration of the Exercise Period, the Options shall become null & void.

         7.3. Except as provided in Section 7.4 hereof, an Option may not be exercised unless the Grantee (i) is then in the employment of the Company or a Subsidiary, and (ii) has remained continuously so employed since the date of grant of the Option.

                  7.3.1. If a Grantee shall die while employed by the Company or by a Subsidiary, or if the Grantee's employment shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable at the time of death or Disability) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by will or inheritance or otherwise by reason of the death or Disability of the Grantee, within one year of such termination of employment; provided, however, that in the case of an Option that is treated as an ISO, a Disabled Grantee or the Grantee's estate or a person who acquired the right to exercise such ISO by will or inheritance or otherwise by reason of the death of the Grantee may exercise such ISO (to the extent otherwise exercisable) only until the earlier of (i) the specified expiration date of the ISO or (ii) one year from the date of the termination of the Grantee's employment. In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or a disabled Grantee, written notice of such exercise shall be accompanied by such proof of the right of such legal representative to exercise the applicable Option, as the Committee shall reasonably require.

                  7.3.2. Subject to Section 7.4 below, upon the termination of employment for any reason other than a disgraceful circumstance described in
Section 7.5 and to the extent exercisable at the time of termination of employment, a Grantee shall be entitled to exercise the outstanding Options, within three months from the day his employment has ended.

         7.3.3 If , prior to the date of such termination of employment, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date the Grantee could otherwise exercise the Options, for a period not to exceed the period during which the Options by their terms would otherwise have expired, then the Options may be exercised during such extended period.

         7.4. Notwithstanding the aforementioned, all the Options may only be exercised, in accordance with and subject to the relevant Vesting Schedule and specified expiration dates.

         7.5. An Employee whose employment shall be terminated by the Company (or any Subsidiary, as the case may be) under any kind of disgraceful circumstances , shall have no right to exercise any vested Options granted to him prior to said termination. "Disgraceful Circumstances" shall mean conduct involving one or more of the following: (i) gross negligence, willful misconduct or breach of fiduciary duty to the Company; (ii) commission of an act of embezzlement or fraud; (iii) deliberate disregard of the rules or policies of the Company or any Subsidiary which results in direct or indirect material loss, damage or injury to the Company or any Subsidiary; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or
(v) the commission of an act which constitutes unfair competition with the Company or any Subsidiary or which induces any customer or supplier to breach a contract with the Company or any Subsidiary.

         7.6. For the purpose of this Section 7 and Section 10 below, the term "employed" shall include the employment of the Grantee by the Company or any Subsidiary as an employee, consultant or director of the Company or any Subsidiary.

         8. NON-TRANSFERABILITY OF OPTIONS.

                  Except as provided in Section 7.3.1 above or otherwise expressly provided for in the Option Agreement, Options may not be sold, assigned, transferred, pledged, mortgaged or otherwise disposed of, and may be exercised, during the lifetime of the Grantee, only by the Grantee; PROVIDED, HOWEVER, that an ISO shall not be assignable or transferable by the Grantee except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

         9. RIGHTS AS A SHAREHOLDER.

         9.1. The Grantees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares until the date of exercise of any Options, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of Sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Grantee as holder of such Shares in the Company's register of members upon exercise of the Option in accordance with the provisions of the Plan.

         9.2. Upon the occurrence of any of the following described events, Grantee's rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

                  9.2.1 In the event of a merger of the Company with or into another company (the "Successor Corporation") or the sale of all or substantially all of the assets or shares of the Company (the "Transaction"), the unexercised Options then outstanding under the Plan (the "Unexercised Options"), shall be assumed, or substituted for an appropriate number of Optioned Shares of each class of shares or other securities of the Successor Corporation (or a parent or subsidiary of the Successor Corporation) as were distributed to the shareholders of the Company in respect of the Transaction. In the case of such assumption and/or substitution of shares, appropriate adjustments shall be made to the Option Price to reflect such action, and all other terms and conditions of the Option Agreements, such as the Vesting Schedules, shall remain in force, subject to the sole discretion of the Committee.

                  9.2.2 Notwithstanding the above and subject to any applicable law, the Board or the Committee may determine with respect to certain option agreements that there shall be a clause instructing that, if in any such Transaction as described above, the Successor Corporation (or parent or subsidiary of the Successor Corporation) does not agree to assume or substitute for the Options, the Vesting Schedules shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of such Transaction.

                  9.2.3 For the purposes of section 9.2.1 above, the Option shall be considered assumed or substituted if, following the Transaction, the Option confers upon its holder the right to purchase or receive, for each Optioned Share subject to the Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) equal the consideration received in the Transaction by share holders for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Corporation or its parent or subsidiary (the "Companies"), the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Companies equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding Shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Companies, such Options will be substituted for any other type of asset or property.

                  9.2.4. If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Plan, then any outstanding Options held by the Grantee may be exercised in full or in part by the Grantees (as shall be determined in each Option Agreement) by the Grantees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Section 6.1. All such outstanding Options may be exercised in full or in part by the Grantees as determined in the Grantee's Option Agreement, by giving notice in writing to the Company of their intention to so exercise.

                  9.2.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Plan or subject to any Options therefore granted, and the Option Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 above), in respect of which Options have not yet been exercised, shall be appropriately adjusted, as will be determined by the Board whose determination shall be final.

                  9.2.6. Notwithstanding the foregoing, any adjustments made pursuant to this Section 9.2 with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, the Committee shall consult such holders and the holders may refrain from having such adjustments made.

         10. NO RIGHTS TO EMPLOYMENT.

         10.1. Nothing in the Plan or in any agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employment or service of the Company or of any Subsidiary or to receive any remuneration or benefits not set forth in the Plan or in any agreement with the Grantee, or to interfere with, or limit in any way, the right of the Company or any such Subsidiary to terminate the applicable agreement (if any) with the Grantee.

         10.2. Options granted under the Plan shall not be affected by any change in duties or position of a Grantee, as long as such Grantee continues in the employment of the Company or of any Subsidiary.

         11. GOVERNING LAW.

         The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

         12. EFFECTIVE DATE & DURATION OF THE PLAN.

         This Plan was adopted by the Board on November 23, 1998, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next meeting of stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to November 23, 1999, any grants of ISOs under the Plan made prior to that date will be treated as non-qualified options. The Plan shall be effective as of the date of its adoption by the Board. The Plan shall expire at the end of the day on October 1, 2008. Subject to the provisions of Section 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate (except as to Options outstanding on that date) or amend the Plan in any respect at any time, except that, the Board may not take any of the following actions without the approval of the stockholders obtained within 12 months before or after the Board adopts any of the following such actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 9); (b) the provisions of
Section 4 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of Section 6.1.1 regarding the Option Price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 9); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this Section 12, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee (with respect to an outstanding option), unless mutually agreed otherwise between the Grantee and the Board, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan, shall not affect the Board's ability and authority to exercise, at its sole discretion, any and all of the powers granted to it hereunder, with respect to Options granted under the Plan prior to the date of such termination.

         13. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

         By accepting an ISO granted under the Plan, each Grantee that is a U.S. Employee agrees to notify the Company in writing immediately after such Grantee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any Optioned Shares acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

         14. WITHHOLDING OF ADDITIONAL INCOME TAXES.

         Upon the exercise of an Option, whether by a U.S. Employee or any other Employee, that is not an ISO, or the making of a Disqualifying Disposition (as defined in paragraph 13), the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition the exercise of an Option on the Grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the Grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the Grantee's delivery of previously held Company Shares or the withholding from the Optioned Shares otherwise deliverable upon exercise of an Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

         Any tax liabilities of the Grantee arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, or the Grantee) hereunder, shall be borne solely by the Grantee. The Company and/or its Subsidiaries, may withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liabilities for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, unless the said liability is a result of default of the Company.

         The Committee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

         15. GOVERNING REGULATIONS.

         The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, of the United States or any other State having jurisdiction over the Company and the Grantee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

         16. LOCK-UP.

         Notwithstanding anything to the contrary contained herein, in connection with any underwritten public offering by the Company of its Shares, no Grantee shall directly or indirectly, sell or otherwise transfer, hypothecate, pledge, grant or otherwise dispose of the Options (whether vested or not vested), the exercised Shares, or Shares issued by the virtue of the exercised Shares, whether in accordance with Section 9 of the Plan or as bonus shares, without the prior written consent of the Company. Such restriction shall be in effect for a period of up to ninety days (90), subject to the Board's discretion, following the effective date of the registration statement filed by the Company or for a longer period as may be requested by the Company.

         In order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the exercised Shares.

         17. MULTIPLE AGREEMENTS.

         The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee.

         18. THE STATUS OF THE AGREEMENT.

         Any interpretation of the Option Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of the Option Agreement and the Plan, the provisions of the Plan will prevail.

                                                                      APPENDIX A


         1. SPECIAL PROVISIONS FOR PLAN PARTICIPANTS WHO ARE ISRAELI RESIDENTS.

         The provisions specified hereunder shall apply only to options issued to Grantees who are residents of the State of Israel or who are deemed to be residents of the State of Israel for tax purposes. The Plan and this Appendix are complimentary to each other and shall be read and deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

         2. DEFINITIONS:

         Notwithstanding any other provision of the Plan, the following additional definitions will apply to options granted pursuant to this Appendix:

         2.1 "Companies Law" means the Israeli Companies Law 5759-1999, as may be amended or replaced from time to time.

         2.2 "Ordinance " means the Israeli Income Tax Ordinance (New Version) 1961, as may be amended or replaced from time to time.

         2.3 "Trust " means trust in which 102 Options are held for the benefit of a Participant.

         2.4 "Trustee" means a person designated by the Board and approved in accordance with the provisions of section 102 of the Ordinance.

         2.5 "102 Options" means options granted pursuant to Section 102 of the Israeli Income tax Ordinance (New Version) 1961.

         2.6 "3(I) Options" means options granted pursuant to Section 3(I) of the Israeli Income tax Ordinance (New Version) 1961.

         2.7 "Section 102" means Section 102 of the Israeli Income Tax Ordinance (New Version) 1961.

         2.8 "Section 3(I)" means Section 3(I) of the Israeli Income Tax Ordinance (New Version) 1961.

         All capitalized terms contained herein which are not defined in Section 2 above, shall have the meaning attributed to them in the Plan.

         3. GRANT OF OPTIONS AND ISSUANCE OF SHARES.

         Notwithstanding anything herein to the contrary, the Plan may also be administered pursuant to certain provisions of Section 102 or Section 3(i) of the Ordinance, the rules promulgated thereunder and the Israeli Companies Law, with respect to Employees, directors, consultants or other service providers who are Israeli residents.

         4. GRANT OF OPTIONS.

         Notwithstanding any other provision of the Plan, the Board or the Committee shall have full power and authority to designate Options as 102 Options or 3(I) Options, to determine the number of Ordinary Shares in the Company to be covered by each Option, the provisions concerning the time or times when and the extent to which the Options may be exercised, any conditions upon which the vesting of the Options may be accelerated and the nature of restrictions as to transferability or restrictions constituting substantial risk of forfeiture.

         5. TRUSTEE.

         Notwithstanding anything herein to the contrary, in the event that Options are granted under the Plan pursuant to the provisions of Section 102, then each 102 Option, and each Share acquired subsequently following any realization of rights, shall be issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 (the "Trustee") and held for the benefit of the Grantees.

         Options granted under the Plan pursuant to the provisions of Section 3(i) of the Tax Ordinance may be granted to a Trustee.

         All certificates representing Options or Shares issued to the Trustee shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided. The Trustee shall hold the same pursuant to the instructions of the Board. The Trustee shall not use the voting rights vested in such Shares and shall not exercise such rights in any way whatsoever.

         6. TAX CONSEQUENCES.

         6.1 Notwithstanding anything herein to the contrary, 102 Options granted, or Shares purchased pursuant to thereto ("102 Shares") shall be held by the Trustee for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder.

         Subject to the terms hereof, at any time after the release of Options or Shares from the Trust (the "Release Date") with respect to any 102 Options or 102 Shares, each Grantee may require (but shall not be obligated to require) the Trustee to release such 102 Options, or 102 Shares, provided that no securities shall be released from the Trust to the Grantee until such Grantee has deposited with the Trustee an amount of money which, in the Trustee's opinion, is necessary to discharge such Grantee's tax obligations with respect to such 102 Options, or 102 Shares, or the Company has made other arrangements for the deduction of tax at source acceptable to the Trustee.

         6.2 Notwithstanding any other provision of the Plan, upon sale by an Grantee of any securities held in Trust, the Company shall (or shall cause the Trustee to) withhold from the proceeds of such sale all applicable taxes, shall remit the amount withheld to the appropriate Israeli tax authorities, shall pay the balance thereof directly to such Grantee, and shall report to such Grantee the amount so withheld and paid to the tax authorities. At the Board's discretion, for purposes of simplicity and in order to ensure compliance with local tax regulations, the exercise of the Options and the purchase and sale of Shares issued upon the exercise of Options made under the Plan shall be executed by the Company or its Subsidiaries, as appropriate.

         7. ASSIGNABILITY AND SALE OF OPTIONS.

         Notwithstanding any other provision of the Plan, no 102 Option or 3(I) Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of such Grantee's rights to purchase Shares hereunder shall be exercisable only by the Grantee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

         As long as 102 Options granted, or Shares purchased pursuant to thereto are held by the Trustee in favor of the Grantee, than all rights the last possesses over the Options or Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

         The Grantee shall agree to indemnify the company and/or its subsidiaries and/or the trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

         8. DIVIDENDS.

         Notwithstanding any other provision of the Plan, any cash dividends paid with respect to any Share issued upon exercise of Options granted under the Plan and held by a Trustee on behalf of the Grantee shall be remitted to the Grantee directly.

         9. GOVERNING LAW AND JURISDICTION.

         Notwithstanding any other provision of the Plan, including without limitation Section 11, with respect to Grantees subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

                         PRECISE SOFTWARE SOLUTIONS LTD.

        Annual General Meeting of Shareholders to be held on May 15, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Shimon Alon and Ron Zuckerman and each of them, with full power of substitution, as proxies to represent and vote all shares of Precise Software Solutions Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company to be held on May 15, 2001, at 10:00 a.m. local time, at the offices of the Company's U.S. subsidiary, Precise Software Solutions, Inc., 690 Canton Street, Westwood, Massachusetts 02090, and at all adjournments thereof, upon matters set forth in the Notice of Annual General Meeting of Shareholders and Proxy Statement dated April 9, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of directors and proposals 2, 3, 4, 5, 6, 7, 8, 9 and 10.

                                SEE REVERSE SIDE

|X| Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

1. To elect two members to the Board of Directors to serve for three-year terms as Class I Directors:

         NOMINEES:         Shimon Alon          [_]  FOR        [_]   WITHHOLD

                           Gary L. Fuhrman      [_]  FOR        [_]   WITHHOLD

2. To approve an amendment to the Company's 1998 Share Option and Incentive Plan (the "Plan") increasing the number of Ordinary Shares, par value NIS 0.03 per share, of the Company available for issuance under the Plan from 6,793,168 to 8,993,168 shares, and to ratify the 1998 Plan, as amended and restated.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN

3. To approve the compensation of the Chief Executive Officer of the Company, as required by Israeli law, for fiscal 2001.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN


4. To approve the grant of options to Mr. Sela, as required by Israeli law.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN


5. To approve the grant of options to Mr. Simunovic, as required by Israeli law.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN


6. To approve the grant of options to Mr. Zuckerman, as required by Israeli law.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN

7.       To approve the grant of options to Mr. Fuhrman, as required by Israeli
         Law.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN


8. To approve an amendment to the Amended and Restated Articles of Association of the Company to change the permitted record date for meetings of shareholders of the Company.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN


9. To ratify the selection of the firm of Kost, Forer & Gabbay, a member of Ernst & Young International, as the Company's independent auditors for the fiscal year ending December 31, 2001 and authorize the Board of Directors to set their compensation.

                  [_]   FOR       [_]     AGAINST     [_]      ABSTAIN

10. To transact such other business as may properly come before the meeting and any adjournment thereof.

[_]      MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


---------------------------------------

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

------------------------------------------
         Signature of Shareholder

Date:_________________________________, 2001

_____________________________________________
         Signature if held jointly

PLEASE COMPLETE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the meeting.    [_] YES   [_]  NO